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                           EXHIBIT 21.1 - SUBSIDIARIES

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
                               Jurisdiction of               % Owned by
Name of Subsidiary              Incorporation             Tricord Systems, Inc.
------------------             ---------------            ---------------------
Tricord Systems Europe Ltd.     United Kingdom                 100%
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